United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,747,083
Unrealized Gain (Loss) on Market Value of Futures	2,533,818
Dividend Income	737
Interest Income	432
ETF Transaction Fees	1,050
Total Income (Loss)	$7,283,120

Expenses
General Partner Management Fees	$31,334
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	3,602
NYMEX License Fee	783
Non-interested Directors' Fees and Expenses	681
Prepaid Insurance Expense	450
Other Expenses	23,312
Total Expenses	64,107
Expense Waiver	(15,496)
Net Expenses	$48,611
Net Income (Loss)	$7,234,509

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/13	$54,323,388
Additions (50,000 Units)	2,883,680
Withdrawals (100,000 Units)	(6,195,217)
Net Income (Loss)	7,234,509

Net Asset Value End of Month	$58,246,360
Net Asset Value Per Unit (950,000 Units)	$61.31

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612